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                                                                    Exhibit 99.4


                                    FORM OF
            LETTER TO SECURITIES DEALERS, COMMERCIAL BANKS, BROKERS,
                       TRUST COMPANIES AND OTHER NOMINEES

                            WESTAR INDUSTRIES, INC.

                                                           _______________, 2001

To Securities Dealers, Commercial Banks, Brokers, Trust Companies and Other
Nominees:

          We are sending you this letter in connection with our distribution (the "Rights Offering") of non-transferable rights ("Rights") to purchase shares of our common stock, par value $.01 per share (the "Common Shares"). We have described the Rights and the Rights Offering in the enclosed prospectus and evidenced the Rights by a subscription certificate registered in your name or the name of your nominee.

          Each holder of common stock, stock options and restricted share units, other than itself, ("Eligible Holder") of Western Resources, Inc. ("Western
Resources") as of April [    ], 2001 will receive one Right for every six shares
of Western Resources common stock or every six shares underlying stock options and restricted share units held on the record date. Each Right carries a basic subscription privilege (the "Basic Subscription Privilege") which entitles the Eligible Holder to purchase one Common Share at the subscription price of $[
] per share (the "Subscription Price"). In addition to the Basic Subscription Privilege, an Eligible Holder may subscribe to additional Common Shares at the Subscription Price per share (the "Over-Subscription Privilege"). The amount of additional Common Shares for which an Eligible Holder may subscribe for pursuant to the Over-Subscription Privilege is the higher of (1) five times the number of Rights such holder received in the Rights Offering or (2) 100 Common Shares. No fractional Rights, fractional Common Shares or cash in lieu thereof will be distributed or paid by Westar Industries, but rather Westar Industries will round down the number of Rights distributed to each Eligible Holder to the nearest whole number. An aggregate of up to [12,250,000] Common Shares will be distributed in connection with the Rights Offering.

          We will pay to brokers 10 cents for each Right exercised for a holder of up to 5,000 shares of Western Resources common stock.

          We are asking you to contact you eligible clients for whom you hold Western Resources common stock registered in your name or in the name of your nominee to obtain instructions with respect to the Rights. We have enclosed several copies of the following documents for you to use:
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1.  A form letter which may be sent to your eligible clients for whose accounts you hold Western Resources common stock registered in your name or the name of your nominee, with space provided for obtaining the clients' instructions with regard to the Rights;

2.  The Prospectus;

3.  A Subscription Certificate (if your shares are registered in your name);

4.  The Instructions as to Use of Subscription Certificate;

5.  A Notice of Guaranteed Delivery;

6.  A Nominee Holder Certification Form; and

7. A return envelope addressed to Alpine Fiduciary Services, Inc., the Subscription Agent.

          We request that you act promptly.  The Rights will expire at 5:00 p.m.
New York City Time on [    ], 2001, unless extended by us (the "Expiration
Date").

          TO EXERCISE RIGHTS, PROPERLY COMPLETED AND EXECUTED SUBSCRIPTION CERTIFICATE(S) (UNLESS THE GUARANTEED DELIVERY PROCEDURES ARE COMPLIED WITH) AND PAYMENT IN FULL FOR ALL RIGHTS EXERCISED MUST BE DELIVERED TO THE SUBSCRIPTION AGENT AS INDICATED IN THE PROSPECTUS AND THE INSTRUCTIONS PRIOR TO THE EXPIERATION DATE.

          In the case of Rights that are held of record through Depository Trust Company ("DTC"), you may exercise the Subscription Privilege by instructing DTC to transfer Rights from the DTC account of the Rights holder to the DTC account of Alpine Fiduciary Services, Inc., the Subscription Agent, together with payment of the Subscription Price for each Common Share subscribed for pursuant to the Subscription Privilege.

          You may obtain additional copies of the enclosed materials and may request assistance or information from the Information Agent at Georgeson Shareholder Communications Inc., For Banks and Brokers (212) 440-9800.

                                    Very truly yours,

                                    WESTAR INDUSTRIES, INC.

                                    [    ]
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          YOU ARE NOT AN AGENT OF WESTAR INDUSTRIES, INC., ALPINE FIDUCIARY
SERVICES, INC., OR ANY OTHER PERSON WHO IS DEEMED TO BE MAKING OR WHO IS MAKING OFFERS OF RIGHTS OR COMMON STROCK IN THE RIGHTS OFFERING, AND YOU ARE NOT AUTHORIZED TO MAKE ANY STATEMENTS ON BEHALF OF ANY OF TEM, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS.